Exhibit 99.1

Freestar Begins Process to Change Name to Rahaxi, Inc.

Dublin, Ireland, July 9, 2007, FreeStar Technology Corp. (OTCBB: FSRT) an international card payments processor and technology company, today announced that it was beginning the process to change its name to “Rahaxi, Inc.”  FreeStar’s Board of Directors has approved a proposed amendment to FreeStar’s Articles of Incorporation to change its name to Rahaxi, Inc.  The Board of Directors has recommended that the name change amendment be adopted by the shareholders of FreeStar and directed management to take appropriate action to obtain shareholder approval of the name change amendment.

“Though our Finnish subsidiary, Rahaxi Processing Oy, we believe that “Rahaxi” has a valuable, established brand name in our core markets in the Scandanavian region.  We believe that in this region, Rahaxi conveys quality, innovation and reliability to our customers,” said Paul Egan, President and CEO of Freestar Technology Corporation.  “We believe that the Rahaxi brand is a valuable asset, and that by changing FreeStar’s name to Rahaxi, we can maximize the goodwill associated with Rahaxi and uniformly brand our products in our other markets.”

Forward looking statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. When used in this press release, the words "expects," "anticipates," "believes," "plans," "will" and similar expressions are intended to identify forward-looking statements. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties.  There can be no assurance that the shareholders will approve the proposed name change. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  FreeStar cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in FreeStar's Form 10-KSB filing and other filings with the U.S. Securities and Exchange Commission (available at www.sec.gov). FreeStar undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

For more information, please contact:

FreeStar Technology Corp.
Cynthia Aadal –Company Communications
caadal@tmo.blackberry.net

Investor Relations:
AGORACOM Investor Relations
FSRT@agoracom.com
www.agoracom.com/IR/Freestar